EXHIBIT 3.1



                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                          COLLINS & AIKMAN CORPORATION


               Under Section 245 of the General Corporation Law
                            of the State of Delaware


      This Restated Certificate of Incorporation of Collins & Aikman Corporation (originally incorporated under the name WCI Holdings Corporation) amends and restates such corporation's Certificate of Incorporation, as amended, which was originally filed with the Secretary of State of the State of Delaware on September 21, 1988, and was duly adopted in the manner and by the vote prescribed by Section 242, in accordance with the provisions of Section 245 and
Section 228 of the General Corporation Law of the State of Delaware.

      FIRST: The name of the Corporation is Collins & Aikman Corporation (the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the registered agent at such registered office is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 166,000,000, consisting of:

      (a) 150,000,000 shares of Common Stock, par value $0.01 per share, which shall be designated "Common Stock". Each share of Common Stock shall be entitled to one vote per share; and

       (b) 16,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, by resolution or resolutions and by


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filing a certificate pursuant to the applicable laws of the State of Delaware
(any such certificate a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, the provisions of the shares thereof including, but not limited to, the following:

             (1) the distinctive designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

             (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

              (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

              (4) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

             (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding-up, or upon any distribution of the assets, of the Corporation;

             (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;


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            (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

            (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

      The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any nd all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                                   * * * *

               Rights, Preferences, Privileges and Restrictions
                of 15-1/2% Cumulative Exchangeable Redeemable
                                 Preferred Stock

      RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended (hereinafter called the "Certificate of Incorporation"), the Board



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of Directors hereby provides for the issuance of a series of Preferred Stock (as such term is defined in the Certificate of Incorporation) of the Company to consist of 16,000,000 shares, and fixes the powers, designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series of Preferred Stock, in addition to those set forth in the Certificate of Incorporation, as follows:

            1. Designation. There is hereby designated series of Preferred Stock known as the 15 1/2% Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share (the "Merger Preferred Stock"), consisting of 16,000,000 shares, issuable by the Company pursuant to authority granted to the Board of Directors in Article FOURTH of the Certificate of Incorporation, which authorizes the issuance of Preferred Stock having such rights and other terms as may be determined by the Board of Directors.

            2. Rank. The Merger Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to the Company's Common Stock, and to all other classes and series of stock of the Company now or hereafter authorized, issued or outstanding, other than any stock of the Company ranking senior to or pari passu with the Merger Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Company either authorized after the date hereof in compliance with paragraph 10(c)(i) or issued after the date hereof in compliance with paragraph (10)(c)(i) (the Common Stock and such other classes and series of stock collectively referred to herein as the "Junior Securities"). The Merger Preferred Stock shall be subject to the creation of such senior stock, such pari passu stock and Junior Securities to the extent not expressly prohibited by this Certificate.

            3. Dividends. (a) The holders of shares of the Merger Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company and out of the assets of the Company available for the payment of dividends



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      under the provisions of the General Corporation Law of the State of
      Delaware, dividends payable at the rate of $3.875 per share per annum (subject to increase as provided below). Such dividends shall be payable quarterly on the first day of February, May, August, and November in each year (each of such dates a "Dividend Payment Date") commencing with the later of (i) August 1, 1989 and (ii) the first such date after the time the merger of WCI Acquisition Corporation, a Delaware corporation, into Wickes Companies, Inc., a Delaware corporation ("Wickes"), shall become effectiv (the "Merger Effective Time"); except that if such first day is not a business day then such dividends shall be payable on the next succeeding business day. (As used herein, the term "business day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close in the City of New York.) Dividends on each share of Merger Preferred Stock shall begin to accrue and be cumulative on outstanding shares of the Merger Preferred Stock (whether or not in any quarterly period there shall be assets of the Company legally available for the payment of such dividends) from and including the date of initial issuance of such share. The amount of any dividends "accrued" on any share of Merger Preferred Stock at any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and excluding such Dividend Payment Date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Merger Preferred Stock at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accumulated to and excluding the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period from and including such last preceding Dividend Payment Date to and excluding the date as of which the calculation is made.

            All dividends on the Merger Preferred Stock shall be computed on the basis of the number of days elapsed in a 360-day year consisting of 12 months of 30 days each. Such dividends shall




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      be paid to the holders of record of shares of the Merger Preferred Stock as they appear on the stock register of the Company on such date as shall be fixed by the Board of Directors of the Company; provided, however, that such date shall not be less than 10 days nor more than 60 days prior to the date of payment.

            Dividend arrearage for any past dividend periods may be declared and paid at any time to holders of record on such date as may be fixed by the Board of Directors of the Company; provided, however, that such date shall not be less than 10 days nor more than 60 days prior to the date of payment.

            (b) All dividends on the Merger Preferred Stock shall be payable in cash, except that dividend payments with respect to quarterly dividends accruing on or prior to February 1, 1995 (whenever such dividends are actually paid), may be paid in whole or in part in additional shares of the Merger Preferred Stock if the Board of Directors of the Company so directs. All such dividends paid in additional shares of Merger Preferred Stock shall be paid at a rate of 0.04 shares of Merger Preferred Stock for each $1 of such dividends not paid in cash. The issuance of Merger Preferred Stock at the prescribed rate shall constitute full payment of the portion of such dividends payable in kind. Except as described below with respect to fractional shares of Merger Preferred Stock, all dividends paid with respect to shares of the Merger Preferred Stock, whether and to the extent in cash or in kind, shall be paid pro rata to the holders entitled thereto. No interest or sum of money in lieu of interest or additional shares of Merger Preferred Stock shall be payable in respect of any accumulated unpaid dividends on the Merger Preferred Stock (whether such unpaid dividends are subsequently paid in kind or in cash).

            (c) Only whole shares of Merger Preferred Stock will be issued upon the payment of dividends in kind on the Merger Preferred Stock. In lieu of the fractional portion of the aggregate number of shares of Merger Preferred Stock otherwise payable




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      to a record holder of Merger Preferred Stock at any time as dividends in kind ("Fractional Shares"), such record holder will receive a payment in cash equal to such record holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate of all Fractional Shares otherwise payable as a dividend. Such sale or sales shall be effected promptly after the record date fixed for determining the holders entitled to payment of the dividend.

            (d) (i) Holders of shares of the Merger Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(a) in preference to and in priority over any dividends upon any of the Junior Securities.

                  (ii) The Company shall not (x) declare, pay or set apart funds for payment of any cash dividends on shares of Common Stock or any other shares of Junior Securities, (y) purchase, redeem or otherwise retire any Junior Securities or warrants, rights or options exercisable for shares of Junior Securities (and shall not set apart funds for such payment with respect thereto), or (z) make any distributions with respect to Junior Securities or any warrants, rights or options exercisable for any Junior Securities (except dividends or distributions on shares of Junior Securities in shares of any Junior Securities), unless (I) full cumulative dividends on the Merger Preferred Stock shall have been paid prior to, or shall be paid concurrently with, the time of such declaration, payment, setting apart, purchase, redemption, retirement or distribution for each Dividend Payment Date on or prior to such time and (II) any redemption required to have been made on or prior to such time pursuant to paragraph 4(b) and, if such time is on or after the 10th anniversary of the Merger Effective Time, the redemption of Merger Preferred Stock set forth in paragraph 4(a) shall have been made prior to, or shall be made concurrently with, such time (it being




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            understood that the failure of the Company to effect such a redemption as a result of the absence of assets legally available therefor shall not constitute compliance with this clause (II)).

                  (iii) Notwithstanding anything contained in this Certificate to the contrary, no dividends on shares of the Merger Preferred Stock shall be declared by the Board of Directors of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any contract or other agreement of the Company or any of its subsidiaries entered into or assumed at or prior to the Merger Effective Time, or any refinancings (including multiple refinancings) of such contracts or agreements, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing contained in this Certificate shall in any way or under any circumstances be construed or deemed to require the Board of Directors of the Company to declare or the Company to set apart for payment any dividends on shares of the Merger Preferred Stock, whether or not permitted by any of such agreements. The failure of the Board of Directors of the Company to declare a dividend in reliance upon the immediately preceding sentence shall not be construed or deemed to prevent the accrual of such undeclared dividend.

            (e) Subject to the foregoing provisions of this paragraph 3 and to the provisions of paragraph 9, the Board of Directors may declare, and the Company may pay, make or set apart for payment, dividends and other distributions on, and the Company may purchase, redeem or otherwise retire, any Junior Securities or any warrants, rights or options exercisable for shares of Junior Securities, and the holders of shares of Merger Preferred Stock shall not be entitled to share therein.




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            (f) If, at any time on or after the second anniversary of the Merger
      Effective Time, the Affiliated Common Equity Interest shall be less than $75,000,000, from and after such time the dividend rate for all outstanding Merger Preferred Stock shall be increased to $3.9375 per share per annum. "Affiliated Common Equity Interest" means from time to time the amount of the aggregate of all equity contributions to WCI Holdings II Corporation, a Delaware corporation ("Parent"), on or before such time by Blackstone Capital Partners L.P., a Delaware limited partnership, or any successor thereto ("Blackstone Partners"), Wasserstein, Perella Partners, L.P., a Delaware limited partnership, or any successor thereto ("WP Partners"), and all owners of a limited partnership interest in, or employees of Blackstone Partners or WP Partners who had co-investment rights or a similar opportunity to invest in investments made by Blackstone Partners or WP Partners at the time of their equity contribution to Parent (Blackstone Partners, WP Partners and all such persons who on or before such time shall have made such equity contributions, or any successor thereto, collectively, the "Affiliated Investors") minus any amounts received by Affiliated Investors as dividends on, redemptions of or sales of equity interests in Parent (other than sales by an Affiliated Investor to another Affiliated Investor), it being understood that payments to an Affiliated Investor of amounts characterized for this purpose by Parent (in its sole discretion and notwithstanding the characterization of such payments for any other purpose) as fees or expenses shall not constitute dividends. As used in this Certificate, a "Person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof. The Company will by first-class mail send to each record holder a written notice of any such change in the dividend rate on the Merger Preferred Stock within 15 days of such change.

            4. Scheduled Redemption. (a) Subject to the Company having funds legally available




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      therefor, the Company shall be obligated to redeem all outstanding shares of Merger Preferred Stock on the 10th anniversary of the Merger Effective Time. Such redemption of shares of Merger Preferred Stock pursuant to this paragraph 4(a) shall be at a redemption price equal to the Liquidation Preference (as defined below) per share together with accrued but unpaid dividends (whether or not declared) through the date fixed for redemption.

            (b) To the extent the Company shall have funds legally available therefor, if at any time prior to the second anniversary of the Merger Effective Time, the Affiliate Common Equity Interest is less than $75,000,000, the Company will be obligated within 45 days (or the next following business day if the 45th following day is not a business day) to set apart out of funds legally available therefor, funds sufficient to redeem all shares of Merger Preferred Stock then outstanding. Such a redemption shall be at the Optional Redemption Price (as defined below) plus all accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

            (c) If the funds of the Company legally available for any redemption pursuant to this paragraph 4 at the redemption date are insufficient to redeem such Merger Preferred Stock, funds to the extent legally available for the purpose will be used to redeem the number of shares of Merger Preferred Stock that legally may be redeemed. If the Company at any time shall fail to discharge any obligation to redeem shares of Merger Preferred Stock pursuant to this paragraph 4, such obligation shall be discharged as soon as the Company is able to do so.

            5. Optional Redemption. All or any part of the Merger Preferred Stock may be redeemed by the Company at its election at any time and from time to time in whole or in part, by resolution of the Board of Directors, at a cash price per share equal to the sum of (i) the Optional Redemption Price plus (ii) any accrued and unpaid dividends thereon, whether or not declared, to the date fixed for the redemption; provided, however, that,



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      if and when any quarterly dividend shall have accrued on the Merger
      Preferred Stock and shall not have been paid or declared and a sufficient sum set apart for payment for any Dividend Payment Date on or prior to the date fixed for redemption, the Company may not redeem any shares of the Merger Preferred Stock unless all shares of the Merger Preferred Stock then outstanding are redeemed. The Optional Redemption Price shall equal for redemptions with a date fixed for redemption (a) that is on or prior to the first anniversary of the Merger Effective Time, 101% of the Liquidation Preference per share, (b) after the first anniversary of the Merger Effective Time to and including the second anniversary of the Merger Effective Time, 101.5% of the Liquidation Preference per share, and
      (c) thereafter, 102% of the Liquidation Preference per share.

            6. Selection of the Merger Preferred Stock To Be Redeemed. If fewer than all the outstanding shares of the Merger Preferred Stock not previously called for redemption or exchange are to be redeemed pursuant to paragraph 5, the Board of Directors of the Company shall select the shares of the Merger Preferred Stock to be redeemed from outstanding shares not previously called for redemption by lot or pro rata as determined by the Board of Directors of the Company, in its sole discretion; provided, however, that the Board of Directors of the Company may in selecting shares for redemption choose to redeem all shares of Merger Preferred Stock held by holders of a number of such shares not to exceed 99 as may be specified by the Board of Directors (with all other shares to be redeemed, if any, so selected by lot or pro rata).

            7. Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for any redemption of shares of the Merger Preferred Stock, written notice of such redemption shall be mailed to each holder of record of shares of Merger Preferred Stock to be redeemed at the address shown on the stock transfer books of the Company or, if no such address appears or is given, at the place where the principal executive office of the Company is located; provided,



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      however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption. Each such notice shall specify (i) the number of shares to be redeemed from such holder, (ii) the numbers of the certificates of the shares being redeemed, (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places at which payment may be obtained, (vi) the provision of this Certificate pursuant to which the shares are to be redeemed and (vii) that dividends on the shares to be redeemed shall cease to accrue on the date fixed for such redemption.

            8. Status of Shares of Merger Preferred Stock upon Redemption. (a) Upon due surrender of the certificates for any shares of Merger Preferred Stock to be redeemed, such shares of Merger Preferred Stock shall be redeemed by the Company at the applicable redemption price. In case fewer than all the shares of Merger Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Merger Preferred Stock without cost to the holder thereof. Unless there shall have been a default in payment of the redemption price, from and after any date fixed for redemption, dividends on the shares of Merger Preferred Stock so called for redemption shall cease to accrue, such shares of Merger Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Merger Preferred Stock and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price without interest) shall cease with respect to such shares. From and after any date fixed for redemption, shares of the Merger Preferred Stock redeemed by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Company.

            (b) If at any time the Company shall have irrevocably deposited in trust with a trustee for the benefit of the holders of all shares of Merger



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      Preferred Stock money or direct noncallable obligations of the United
      States maturing as to principal and interest in such amounts and at such times as are sufficient to pay all future dividends on all shares of Merger Preferred Stock at the scheduled Dividend Payment Dates through the 10th anniversary of the Merger Effective Time (or any earlier date duly fixed for an optional redemption thereof), and the redemption price thereof, then, from and after the date on which such provision has been made, such Merger Preferred Stock shall no longer be deemed to be outstanding except for purposes of accruals of quarterly dividends and shall not have the status of shares of Merger Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company quarterly dividends and the applicable redemption price without interest) shall cease with respect to such shares. Without limiting the foregoing, any shares deemed not to be outstanding pursuant to this paragraph 8(b) shall not be subject to the provisions of paragraphs 3(f) and 4(b).

            (c) All moneys so deposited with or held by such trustee which remain unclaimed by the holders of shares of Merger Preferred Stock 730 days after the date such moneys are payable to holders of shares of such Merger Preferred Stock shall be paid by such trustee to the Company, and thereafter the holders of such shares of Merger Preferred Stock shall look only to the Company for payment.

            9. Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Merger Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to $25.00 per share (the "Liquidation Preference") plus any accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding-up, whether or not declared, before any distribution is made on any Junior Securities, including the Common Stock.



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      If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to holders of the Merger Preferred Stock shall be insufficient to pay the holders of outstanding Merger Preferred Stock the full amounts to which they shall be entitled under this paragraph 9, the holders of the Merger Preferred Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full amount to which they would otherwise be respectively entitled. After payment of the full amount of Liquidation Preference to which they are entitled plus all accrued and unpaid dividends, whether or not declared, the holders of the Merger Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the property or assets of the Company, nor the consolidation or merger or other business combination of the Company with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Company.

            10. Voting Rights. (a) The holders of shares of Merger Preferred Stock shall not be entitled to any voting rights except as expressly provided in this paragraph 10 or as otherwise provided by law.

            (b) (i) If at any time or times dividends payable on the then outstanding Merger Preferred Stock shall be in arrears and unpaid in an aggregate amount equal to the amount of five consecutive quarterly dividends on the then outstanding Merger Preferred Stock, the then number of directors constituting the Board of Directors of the Company, without further action, shall be increased by two and the holders of Merger Preferred Stock shall have the exclusive right, voting separately as a class, to elect the




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      directors of the Company to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                  (ii) Whenever such voting right shall have vested, such right may be initially exercised at a special meeting of the holders of Merger Preferred Stock called as hereinafter provided, at any annual meeting of stockholders held for the purpose of electing directors or by the written consent of the holders of Merger Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as all cumulative dividends on Merger Preferred Stock accrued through the latest Dividend Payment Date on or before such time shall have been paid in full, at which time such voting right of the holders of Merger Preferred Stock shall terminate, but such voting right shall again vest in the event of each and every subsequent arrearage in dividends in the requisite amount as described above.

                  (iii) At any time when such voting right shall have vested in the holders of Merger Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of any holder of record of Merger Preferred Stock then outstanding, call a special meeting of holders of Merger Preferred Stock; provided, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders. Any holder of Merger Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting



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            of  stockholders  to be called  pursuant to the provisions of this paragraph 10(b)(iii).

                  (iv) At any meeting at which the holders of Merger Preferred
            Stock shall have the right to elect directors as provided in this paragraph 10(b), the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Merger Preferred Stock shall be required and be sufficient to constitute a quorum. At any such meeting or adjournment thereof, the absence of a quorum of the holders of Merger Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Merger Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Merger Preferred Stock.

                  (v) For so long as the aforesaid voting rights are vested in the holders of Merger Preferred Stock, the term of office of all directors elected by the holders of Merger Preferred Stock shall terminate upon the election of their successors by the holders of Merger Preferred Stock; provided, however, that any director who shall have been elected by holders of the Merger Preferred Stock may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of the Merger Preferred Stock at a duly called stockholders meeting. Upon any termination of such voting rights in accordance with paragraph 10(b)(ii), the term of office of all directors elected by the holders of Merger Preferred Stock shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two.

                  (vi) In case of any vacancy occurring among the directors so elected by holders of Merger Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of Merger Preferred Stock shall cease to serve as directors before their terms shall expire, the holder of Merger Preferred Stock then outstanding may, in the manner provided in paragraph 10(b)(ii), elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

       (c) (i) Subject to paragraph 10(c)(ii), so long as any shares of Merger Preferred Stock are outstanding, the Company will not, without the affirmative vote, or the written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, of the holders of at least the Required Majority of the outstanding shares of Merger Preferred Stock (or such greater number as may be required by law), voting separately as a class:

                        (I) increase the authorized number of shares of Merger
                  Preferred Stock or create, authorize or issue any class or series of stock of the Company (other than the shares of the Merger Preferred Stock) ranking pari passu with the Merger Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Company;

                        (II) make any amendment, alteration or repeal of any of
                  the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to change the terms of the Merger Preferred Stock to affect adversely the rights, powers, preferences or privileges of the Merger Preferred Stock; or

                        (III) create, authorize or issue any class or series of
                  stock of the Company ranking senior to the Merger Preferred

                  Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Company.

                  The "Required Majority" for any action referred to in clause
                  (II) and (III) shall be two-thirds, and for any other action referred to in this paragraph 10(c)(i) shall be a simple majority.

                   (ii) Notwithstanding paragraph 10(a) or paragraph 10(c)(i), holders of the Merger Preferred Stock will have no voting rights in connection with a merger or consolidation of the Company with or into Wickes, as the surviving corporation in the merger referred to above, in which the Merger Preferred Stock is converted into stock of Wickes with substantially the same terms as those set forth in this Certificate (as determined in good faith by the Board of Directors of the Company).

            (d) In connection with any matter on which holders of the Merger Preferred Stock are entitled to vote including, without limitation, the election of directors as set forth in this paragraph 10 or any matter on which the holders of the Merger Preferred Stock are entitled to vote as a class or otherwise pursuant to the General Corporation Law of the State of Delaware or the provisions of the Certificate of Incorporation of the Company, each holder of the Merger Preferred Stock shall be entitled to one vote for each share of Merger Preferred Stock held by such holder.

            11. Exchange Provisions. (a) On any Dividend Payment Date, the Company, at its sole option, may require the exchange of all or any part of the shares of the Merger Preferred Stock then outstanding for the Company's 15 1/2% Junior Subordinated Exchange Debentures (the "Exchange Debentures") on the notice set forth below. Holders of record of outstanding shares of the Merger Preferred Stock as they appear on the stock register of the Company at the close of business on the record date for such exchange shall be entitled to receive Exchange Debentures having a principal amount equal to the sum of the Liquidation Preference plus any accrued and unpaid dividends, whether or not declared, on the Merger Preferred Stock to the date of such exchange in exchange for each share of Merger Preferred Stock held by them. At the time of such exchange (an "Exchange Date"), the rights of the holders of the Merger Preferred Stock then outstanding as stockholders of the Company shall cease (except for the right to receive the Exchange Debentures) and the persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the holders of record of such Exchange Debentures. In the event such exchange would result in the issuance of any Exchange Debenture in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral multiple of $1,000 that is less than such principal amount, as the case may be, being hereinafter referred to as a "Fractional Principal Amount"), each holder of Merger Preferred Stock otherwise entitled to a Fractional Principal Amount shall be entitled to receive a cash payment in lieu thereof equal to such holder's proportionate interest in the net proceeds by the Company or any agent appointed for the purpose from the sale or sales on the open market of the aggregate amount of such Exchange Debentures. The person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the related Exchange Date. The Exchange Debentures will be issued under an Indenture (the "Indenture") between the Company and United States Trust Company of New York, as trustee, substantially in the form filed as an Exhibit to the Company's and Wickes' Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (File No. 33-27143), as amended pursuant to the terms of the Indenture. When no Exchange Debentures are outstanding, the Indenture may be changed as may be required by law, stock exchange rules or usage, or as may otherwise be agreed to by the Company and holders of a majority of the then outstanding shares of

                                                                              20
      Merger Preferred Stock. The Exchange Debentures shall have the terms and benefits provided in the Indenture.

            (b) If fewer than all the outstanding shares of the Merger Preferred Stock are to be exchanged, the Board of Directors of the Company shall select the shares of the Merger Preferred Stock to be exchanged from the outstanding shares by lot or pro rata as determined by the Board of Directors of the Company, in their sole discretion; provided, however, that the Board of Directors of the Company may in selecting shares to be exchanged choose to exchange all shares of the Merger Preferred Stock held by holders of a number of such shares not to exceed 100 as may be specified by the Board of Directors.

            (c) At least 30 days but not more than 60 days prior to the Exchange Date, written notice of such exchange shall be mailed to each holder of record of shares of the Merger Preferred Stock to be exchanged at the address shown on the stock transfer books of the Company or, if no such address appears or is given, at the place where the principal executive office of the Company is located; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such exchange. Each such notice shall specify (i) the number of shares of Merger Preferred Stock to be received in the exchange from such holder, (ii) the numbers of the certificates of the shares of Merger Preferred Stock being exchanged,
      (iii) the principal amount of Exchange Debentures to be issued in exchange for such shares, (iv) the Exchange Date, (v) the place or places at which the shares of the MergerPreferred Stock shall be exchanged for Exchange Debentures and (vi) that dividends on the shares to be exchanged shall cease to accrue on the Exchange Date.

            (d) Upon surrender of the certificates for any of the Merger Preferred Stock so exchanged, such shares of Merger Preferred Stock shall be exchanged by the Company at the required exchange rate. In case fewer than all the shares of Merger

      Preferred Stock represented by any such certificate are exchanged, a new certificate or certificates shall be issued representing the unexchanged shares of Merger Preferred Stock without cost to the holder thereof. From and after the Exchange Date, dividends on the shares of the Merger Preferred Stock so called for exchange shall cease to accrue, such shares of Merger Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Merger Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Exchange Debentures upon exchange and the right to receive cash payments in lieu of Fractional Principal Amounts) shall cease with respect to such shares. From and after the related Exchange Date, shares of Merger Preferred Stock exchanged for the Exchange Debentures shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Company.

      FIFTH: (a) The business of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by this Certificate of Incorporation. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation; provided, however, that such number of directors shall not exceed nine. The directors of the Corporation, other than those who may be elected pursuant to any Preferred Stock Designation, shall be divided into three classes (Class I, Class II and Class III), with the term of office of one class expiring each year. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The membership of each class initially shall be as set forth in a resolution adopted by the Board of Directors of the Corporation on or prior to June 30, 1994 (the "Effective Date"). The initial term of Class I directors shall expire at the first annual meeting of stockholders following the Effective Date; the initial term of Class II directors shall expire at the second annual meeting of stockholders following the Effective Date; and the initial term of Class III directors shall expire at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders, each class of directors whose term shall then expire shall be elected to hold office for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      (b) There shall be a nominating committee of the Board of Directors (the "Nominating Committee") consisting of all directors serving on the Board of Directors, excluding directors that are salaried employees of the Corporation. The Nominating Committee shall be authorized to nominate, by a majority vote thereof and subject only to the restrictions set forth in this paragraph (b) of this Article FIFTH, persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors; provided, however, that if the Nominating Committee does not nominate a person by majority vote with respect to any directorship to be voted upon at such meeting and the incumbent director holding such directorship is affiliated with Blackstone Capital Partners L.P. ("Blackstone Partners"), Wasserstein Perella Partners, L.P. ("WP Partners") or a Transferee (as defined in Section 3.01 of that certain Voting Agreement dated as of June 29, 1994 between Blackstone Partners and WP Partners, as the same may be amended from time to time) of either, in lieu of any Nominating Committee nomination, the Corporation shall place in nomination the name of the incumbent director or a similarly affiliated person designated by the party with whom such incumbent director is affiliated (i.e., Blackstone Partners, WP Partners or a Transferee, as the case may be) for election to the Board of Directors at such meeting, and the Corporation shall nominate no other person for election to such director position. For purposes of the preceding sentence and paragraph (d) of this Article FIFTH, a person shall be affiliated with Blackstone Partners, WP Partners or a Transferee if such person is a general partner, limited partner, director or officer of such entity or any affiliate of such entity or is otherwise an "affiliate" of such entity as defined in the rules and regulations under the Securities Act of 1933. Except as provided herein, the Board of Directors, or any committee thereof, shall not be authorized to nominate persons for election to the Board of Directors.


      (c) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      (d) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office shall be filled solely by the Nominating Committee, by a majority vote thereof, and not by the stockholders; provided, however, that if a vacancy in the Board of Directors results from the death, resignation, retirement, disqualification or removal from office of a director affiliated with (as defined in paragraph (b) of this Article FIFTH) Blackstone Partners, WP Partners or a Transferee(excluding, however, a resignation by a director affiliated with Blackstone Partners or WP Partners pursuant to Section 3.01 of the Voting Agreement referred to in paragraph (b) of this Article FIFTH), such vacancy shall automatically be filled with a similarly affiliated person designated by the party with whom such incumbent director was affiliated (i.e., Blackstone Partners, WP Partners or a Transferee, as the case may be), such affiliation being a qualification for election to such directorship. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office, shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Directors shall continue in office until others are chosen and qualified in their stead.

      (e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH.

      (f) Any director or the entire Board of Directors of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote in the election of such director or directors. For purposes of this paragraph and to the extent permitted by law, "cause" shall be limited to
(i) action by a director involving wilful malfeasance, which conduct has a material adverse effect on the Corporation, (ii) conviction of a director of a felony or (iii) the wilful and continuous failure of a director substantially to perform such director's duties to the Corporation (including any such failure resulting from incapacity due to physical or mental illness).

      (g) In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal any provision of the By-laws of the Corporation (including, without limitation, By-laws governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and By-laws specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations of elections of directors to be held at any such meeting) by the vote of a majority of the entire Board of Directors.

       (h) In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the By-laws of the Corporation; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

      SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders. Except as otherwise provided by any Preferred Stock Designation, special meetings of stockholders for any purpose or purposes may be called only by the Chairman or a Co-Chairman of the Board, if there be one, or by resolution of the Board of Directors, acting by not less than a majority of the entire Board, and the power of stockholders to call a special meeting is specifically denied. No business shall be transacted and no corporate action shall be taken at a special meeting of stockholders other than that stated in the notice of such meeting.

      SEVENTH: (a) In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), a Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of 66-2/3% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

            (b) For the purposes of this Article SEVENTH, "Business Combination" shall mean:

            (1) any merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation);

            (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation;

            (3) the adoption of any plan or proposal for the liquidation, dissolution, spinoff, splitup, splitoff, or winding up of the affairs of the Corporation (whether voluntary or involuntary); or

            (4) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

      EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the

Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      NINTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66-2/3% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of this Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed in the name and on behalf of the Corporation, and attested to, by the duly elected officers of the Corporation as indicated below this 13th day of July, 1994.

                              COLLINS & AIKMAN CORPORATION

                              by        Paul W. Meeks
                               ---------------------------
                               Name: Paul W. Meeks
                               Title: VP/Treasurer
Attest:

       Elizabeth Philipp
---------------------------
Name:  Elizabeth Philipp
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          COLLINS & AIKMAN CORPORATION


      Collins & Aikman Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendments set forth below to the Corporation's Restated Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:
      FIRST: Article FOURTH of the Restated Certificate of Incorporation is hereby amended so that paragraph (b) of such Article FOURTH shall read in its entirety as follows:
      (b) 16,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of Preferred Stock, for the issuance of one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (if any) of the shares of such series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all series at any time outstanding.

      SECOND: Article FIFTH of the Restated Certificate of Incorporation is hereby amended so that paragraphs (b) and (f) of such Article FIFTH shall read in their entirety as follows:
       (b) There shall be a nominating committee of the Board of Directors (the "Nominating Committee") consisting of all directors serving on the Board of Directors, excluding directors that are salaried employees of the Corporation. The Nominating Committee shall be authorized to nominate, by a majority vote thereof and subject only to the restrictions set forth in this paragraph (b) of this Article FIFTH, persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors; provided, however, that if the Nominating Committee does not nominate a person by majority vote with respect to any directorship to be voted upon at such meeting and the incumbent director holding such directorship is affiliated with Blackstone Capital Partners L.P. ("Blackstone Partners"), Wasserstein Perella Partners, L.P. ("WP Partners") or a Transferee (as defined in Section 3.01 of that certain Voting Agreement dated as of June 29, 1994 between Blackstone Partners and WP Partners, as the same may be amended from time to time) of either, in lieu of any Nominating Committee nomination, the Corporation shall place in nomination the name of the incumbent director or a similarly affiliated person designated by the party with whom such incumbent director is affiliated (i.e., Blackstone Partners, WP Partners or a Transferee, as the case may be) for election to the Board of Directors at such meeting, and the Corporation shall nominate no other person for election to such director position. For purposes of the preceding sentence and paragraphs (d) and
(f) of this Article FIFTH, a person shall be affiliated with Blackstone Partners, WP Partners or a Transferee if such person is a general partner, limited partner, director, officer or employee of such entity or any affiliate of such entity or is otherwise an "affiliate" of such entity as defined in the rules and regulations under the Securities Act of 1933. Except as provided herein, the Board of Directors, or any committee thereof, shall not be authorized to nominate persons for election to the Board of Directors.

      (f) Except as set forth below, any director or the entire Board of Directors of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote in the election of such director or directors. For purposes of this paragraph and to the extent permitted by law, "cause" shall be limited to (i) action by a director involving willful malfeasance, which conduct has a material adverse effect on the Corporation,
(ii) conviction of a director of a felony or (iii) the willful and continuous failure of a director substantially to perform such director's duties to the Corporation (including any such failure resulting from incapacity due to physical or mental illness). In addition to the foregoing, if any director was at the time of his election to the Board of Directors of the Corporation affiliated with (as defined in paragraph (b) of this Article Fifth) Blackstone Partners or WP Partners, it shall be a qualification for such director to hold office that such director continue to remain affiliated with Blackstone Partners or WP Partners and upon any failure of such director to remain so affiliated, such director shall automatically be removed from office.




Dated as of August 2, 1999